Exhibit 1.2

                          Selected Dealer Agreement

                                                    September __, 1996

First Financial United Investments, Ltd.
16801 Greenspoint Park Drive, Suite 155
Houston, Texas 77060

Gentlemen:

     1. General. We understand that First Financial United Investments, Ltd., as selling group manager ("Selling Group Manager"), is entering into this Agreement with us and other firms who may be offered the right to sell to the public shares of beneficial interest ("Shares") of United Mortgage Trust, a Maryland real estate investment trust (hereinafter, the "Issuer" or the "Company"). We agree to participate as a "Selected Dealer" in offering the Shares to the public pursuant to the Company's Registration Statement on Form S-11 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), subject to the terms of (a) this Agreement, (b) the Selling Group Manager Agreement between the Issuer and the Selling Group Manager, as amended from time to time, and (c) the Selling Group Manager's instructions which may be forwarded to the selected dealers from time to time. We agree that our participation is subject to the eligibility of the Shares for sale to the public only in those states where such offers or sales may lawfully be made.

     The terms and conditions of this Agreement shall be applicable to any public offering of Shares of the Issuer wherein the Selling Group Manager is responsible for managing or otherwise implementing the sale of the Shares to the public on a "best efforts" basis through selected dealers ("Selected Dealers"), provided that the Selling Group Manager has invited our participation in such Offering and expressly informed us that such terms and conditions shall be applicable, and we have elected to participate as a Selected Dealer in such Offering. Any such offering of the Shares in which you are acting as a selling group manager on behalf of the Issuer is hereinafter called the "Offering."

     The term "preliminary prospectus" means, in the case of an Offering registered under the Securities Act any preliminary prospectus relating to the Offering of Shares or any preliminary prospectus supplement together with a prospectus relating to such Offering and, in the case of an Offering not registered under the Securities Act, any preliminary offering circular relating to the Offering or any preliminary offering circular supplement together with an offering circular relating to such Offering; the term "prospectus" means, in the case of an Offering registered under the Securities Act, the prospectus, together with the final prospectus supplement, if any, relating to such Offering, filed pursuant to Rule 424(b) or Rule 424(c) under the Securities Act and, in the case of an Offering not registered under the Securities Act, the final offering circular, including any supplements, relating to such Offering.

     2. Conditions of Offering; Acceptance and Purchase. We understand and agree to the following terms and conditions:

     (a) Pursuant to the terms and conditions herein set forth, we agree to use our best efforts as an independent contractor, and not as an agent of the Selling Group Manager or

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First Financial United Investments, Ltd.
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          the Issuer, to find subscribers acceptable to the Issuer
          ("Investors") for the Shares at a public offering price of $20 per share. Each Investor must subscribe for not less than the minimum subscription of 250 Shares (50 Shares for IRA's and Keough plans). Any Offering will be subject to delivery of the Shares by the Issuer, the approval of all legal matters by counsel, acceptance of each subscription by the Issuer, and the satisfaction of other conditions, and may be made on the basis of reservation of Shares or an allotment against subscription. No subscription for Shares shall be effective unless and until accepted by the Issuer. The Issuer has reserved the right, at its sole discretion, to refrain from accepting any subscription submitted.

     (b) Subscription Materials; Escrow Account. Each person solicited by us who desires to purchase shares will be required to complete and execute an Subscription Agreement (as set forth in the Prospectus) and to complete and execute such other documents as the Issuer may require (collectively, the "Subscription Documents"). Payment for subscription may be made by or on behalf of an investor (i) by delivery of a check made payable to "Texas Commerce Bank Escrow Account No. _____" (the "Escrow Account") or
          (ii) wire transfer to the Escrow Account. Each subscriber must have his subscription payment in the Escrow Account in immediately available funds (i.e., all checks must clear) on or before the specified settlement date (the "Settlement Date").

     (c) Minimum Offering. If subscriptions for at least 125,000 Shares (the "Minimum Number of Shares") are not accepted by the Issuer and fully paid for by a minimum of 100 Investors in accordance with the terms of the Offering within a period of one (1) year following the Public Offering Date (as such term is hereinafter defined)(the "Initial Offering Termination Date"), this Agreement shall automatically terminate and the full proceeds from the sale of such Shares as may have been sold, without any deductions whatsoever, together with interest thereon as provided in the Prospectus, shall be returned forthwith to the subscribers. Pending the sale of the Minimum Number of Shares as aforesaid, the full purchase price shall be held in the Escrow Account at Texas Commerce Bank in Houston, Texas.

               If subscriptions for the Minimum Number of Shares are accepted by the Issuer and fully paid for as aforesaid, then the sales shall be declared effective and the escrow agent shall deliver to the Selling Group Manager from the proceeds derived from the sale of such Shares the commissions and the proportion of non-accountable expense allowance payable to the Selling Group Manager and the Selected Dealers on the sale of such Shares; and the balance of the said proceeds shall be remitted to the Issuer. The Selling Group Manager will promptly remit to us the Selected Dealer compensation provided in Section 2(e) below.

     (d) Closings After the Initial Offering. After the Initial Closing Date (as defined in the Selling Group Manager Agreement), additional closings of the sale of Shares are
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          anticipated to occur monthly (each an "Additional Closing Date").
          If subscription for more than the Minimum Number of Shares are accepted by the Issuer and fully paid for by the Initial Offering Termination Date, then as to all Shares sold thereafter pursuant to the Offering, as funds are received by the escrow agent from the sale thereof (and following acceptance of such subscription by the Issuer) they shall be held until the Additional Closing Date first following the date when the escrow agent is in possession of immediately available funds with respect to the subscription in question. Following such date, the Issuer shall cause the issuance and delivery of definitive share certificates in accordance with the instructions of the Selling Group Manager. Upon each such delivery ("Delivery Date(s)") the net proceeds (offering prices less the Selling Group Manager's and Selected Dealers' commission and non-accountable expense allowance) shall be immediately forwarded to the Issuer by the escrow agent.

     (e) Selected Dealer Compensation. As sole compensation, we will be entitled to receive a commission equal to __% of the gross sales price of the Shares sold by or through us.

     (f) Supplementary Terms and Conditions. You may advise us by facsimile, telegram, telex or other form of written communication ("Written Communication") of the particular method and supplementary terms and conditions (including, without limitation, the information as to prices and offering date referred to in Section 3(b) of this Agreement) of any Offering in which we are invited to participate. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. Unless otherwise indicated in any such Written Communication, acceptances and other communications by us with respect to any Offering will be sent to the Selling Group Manager at the address for notices provided in Section 7 below.

     3.   Representations, Warranties and Agreements.

     (a) Prospectuses. You shall provide us with such number of copies of each preliminary prospectus, the Prospectus and any supplement thereto relating to each Offering as we may reasonably request. If the Shares will be registered under the Securities Act, we represent that we are familiar with Rule 15c2-8 under the Securities Exchange Act of 1934 ("Exchange Act") relating to the distribution of preliminary and final prospectuses and agree that we will comply therewith, we agree to keep an accurate record of our distribution (including dates, number of copies and persons to whom sent) of copies of the Prospectus or any preliminary prospectus (or any amendment or supplement to any thereof), and promptly upon request by you, to bring all subsequent changes to the attention of anyone to whom such material shall have been furnished, and we agree to furnish to persons who receive a confirmation of sale a copy of the Prospectus filed pursuant to Rule 424(b) or Rule 424(c) under the Securities Act. If the Shares will not be registered under the Securities Act, we agree that we will deliver all preliminary and final offering circulars required for compliance with



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First Financial United Investments, Ltd.
September __, 1996
Page 4

the applicable laws and regulations governing the use and distribution of offering circulars by underwriters, and, to the extent consistent with such laws and regulations, we confirm that we have delivered and agree that we will deliver all preliminary and final offering circulars which would be required if the provisions of Rule 15c2-8 under the Exchange Act applied to this offering. We agree that in offering Shares we will rely upon no statements whatsoever, written or oral, other than the statements in the Prospectus delivered to us by you. We will not be authorized by the Issuer or any other seller of Shares offered pursuant to a Prospectus or by any underwriters to give any information or to make any representation not contained in the Prospectus in connection with the sale of such Shares.

     (b) Offer and Sale to the Public. With respect to any Offering of Shares you will inform us by a Written Communication of any change to the public offering price, the selling commission to Selected Dealers or the time when we may commence selling Shares to the public. After such public offering has commenced, you may change the public offering price or the selling commission. With respect to each Offering of Shares, until the provisions of this Section 3(b) shall be terminated pursuant to Section 5, we agree to offer Shares to the public only at the public offering price as provided in the Prospectus.

     (c) Open Market Transactions. We agree not to bid for, purchase, attempt to purchase, or sell, directly or indirectly, any Shares, any other securities of the Issuer of the same class and series as the Shares, or any other securities of the Issuer as you may designate, except as brokers pursuant to unsolicited orders and as otherwise provided in this Agreement. We agree not to effect, or attempt to induce others to effect, directly or indirectly, any transactions in or relating to put or call options on any Shares of such Issuer, except to the extent permitted by Rule 10b-6 under the Exchange Act as interpreted by the Securities and Exchange Commission. An opening uncovered writing transaction in options to acquire Shares for our account or for the account of any customer shall be deemed, for purposes of the preceding sentence, to be a transaction effected by us in or relating to put or call options on stock of the Issuer not permitted by Rule 10b-6. The term "opening uncovered writing transaction" means an opening sale transaction where the seller intends to become a writer of an option to purchase stock to which it does not own or have the right to acquire upon exercise of conversion or option rights.

     (d) NASD. We represent that we are actually engaged in the investment banking or securities business and we are either a member in good standing of the NASD, or, if not such a member, a foreign dealer not eligible for membership. If we are such a member we agree that in making sales of the Shares we will comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation with Respect to Free-Riding and Withholding and Section 24 of Article III of the Rules of Fair Practice. If we are such a foreign dealer, we agree not to offer or sell any Shares in the United States of America except through you and in making sales of Shares outside the United States of America we agree to comply as though we were a member with such Interpretation and Sections 8.24 and 36 of Article III of the NASD's Rules of Fair Practice and to comply with
Section 25 of such Article III as it applies to a nonmember broker or dealer in a foreign country.



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Page 5

     (e) Relationship among the Selling Group Manager and Selected Dealers. We are not authorized to act as agent for you, the Issuer or any Selected Dealer or other seller of any Shares in offering the Shares to the public or otherwise. Nothing contained herein or in any Written Communication from you shall cause the Selected Dealers to be or become partners with the Selling Group Manager or the Issuer or with one another. We shall be under no obligation to you except for obligations assumed hereby or in any Written Communication from you in connection with any Offering. In connection with any Offering we agree to pay our proportionate share of any claim, demand or liability, asserted against us, and the other Selected Dealers or any of them, or against the Selling Group Manager or the Issuer, if any, based on any claim that such Selected Dealers or any of them constitute an association, unincorporated business or other separate entity, including in each case our proportionate share of any expense incurred in defending against any such claim, demand or liability.

     (f) Blue Sky Laws. Upon application to you, you will inform us as to the jurisdictions in which you believe the Shares have been qualified for sale under the respective securities laws or "blue sky laws" of such jurisdictions. Notwithstanding the above, we understand and agree that compliance with the securities or "blue sky laws" in each jurisdiction in which we shall offer or sell any of the Shares shall be our sole responsibility and that you assume no responsibility or obligations as to the eligibility of the Shares for sale or our right to sell the Shares in any jurisdiction.

     (g) Compliance with Law. We agree that in selling Shares pursuant to any Offering (which agreement shall also be for the benefit of the Issuer or other seller of such Shares) we will comply with the applicable provisions of the Securities Act and the Exchange Act, the applicable rules and regulations of the Securities and Exchange Commission thereunder, the applicable rules and regulations of the NASD and the applicable rules and regulations of any securities exchange having jurisdiction over the Offering. You and the Issuer shall have full authority to take such action as you may deem advisable in respect of all matters pertaining to any Offering. Neither you, the Issuer nor any Selected Dealer shall be under any liability to us, except for lack of good faith and for obligations expressly assumed by you in this Agreement; provided, however, that nothing in this sentence shall be deemed to relieve you from any liability imposed by the Securities Act.

     4. Selected Dealer's Employees. We have assumed full responsibility for proper training and instruction of our employees and representatives concerning the selling methods to be used by them in connection with the offer and sale of the Shares, giving special emphasis to the principles of suitability and full disclosure to prospective investors and the prohibitions against "free-riding and withholding."

     5. Termination; Supplements and Amendments. This Agreement may be terminated by either party hereto upon five business days' written notice to the other party, provided that with respect to any Offering, this Agreement as it applies to such Offering shall remain in full force and effect and shall terminate with respect to such Offering in accordance with the last sentence of this Section; provided further that the Indemnification provisions of Section 6 of this Agreement shall continue as therein provided. This Agreement may be supplemented or amended by you by written


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Page 6

notice thereof to us, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment. Each reference to "this Agreement" herein shall, as appropriate, be to this Agreement as so amended and supplemented. The terms and conditions set forth in Sections 3(b) and (c) with regard to any Offering will terminate at the close of business on the thirtieth day after the completion date of the initial public offering of the Shares to which such Offering relates, but such terms and conditions, upon notice to us, may be terminated by you at any time.

     6. Indemnification. The Issuer and the Selling Group Manager have agreed to certain indemnities, as more particularly set forth in the Selling Group Manager Agreement between the parties which has been filed as an exhibit to the Issuer's Registration Statement. We agree to indemnify and hold harmless the Issuer, the Selling Group Manager, each of the Issuer's officers and directors who signed the Registration Statement, and each person, if any, who controls the Issuer or the Selling Group Manager within the meaning of Section 15 of the Securities Act, as amended, against any and all loss, liability, claim, damage and expense (a) but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the registration statement or the prospectus or any amendment or supplement to it in reliance upon and in conformity with written information, if any, furnished to the Issuer by us expressly for use in the registration statement (or any amendment to it) or the prospectus (or any amendment or supplement to it) or (b) based upon alleged misrepresentations or omissions to state material facts in connection with statements made by us or our employees, salespersons or representatives, orally or by other means; and we will reimburse the Issuer and the Selling Group Manager for any legal or other expenses reasonably incurred in connection with the investigation of or the defending of any such action or claim. The provisions of this Section shall survive for the applicable limitations period under the Securities Act.

     7. Communications. All communications to the Selling Group Manager shall be sent by mail or facsimile with confirmation copy by mail to the address or facsimile number set forth below:

     First Financial United Investments, Ltd.
     16801 Greenspoint Park Drive, Suite 155
     Houston, Texas 77060
     Telephone:     (713) 873-4433
     Facsimile:     (713) 873-6504
     Attention: Mr. Dan Hill

Any notice to the Selected Dealer shall be properly given if mailed or Faxed to the Selected Dealer at the address or Fax number indicated under the Selected Dealer's signature line below. Either party may change its address for notices hereunder by providing written notice of its new address and Fax number to the other party hereto as provided above.

     8. Successors and Assigns. This Agreement shall be binding on, and inure to the benefit of the parties hereto and other persons specified or indicated in Section 1, and the respective


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Page 7

successors and assigns of each of them. This Agreement may not be assigned by the Selected Dealer without the Selling Group Manager's prior written consent.

     9. Governing Law. This Agreement and the terms and conditions set forth herein with respect to any Offering together with such amended or supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from you to us in connection therewith shall be governed by, and construed in accordance with, the laws of the State of Texas.

     By signing this Agreement we confirm that our offering of the Shares to the public, or our acceptance of any reservation of any Shares pursuant to an Offering, shall constitute (1) acceptance of and agreement to other terms and conditions of this Agreement (as supplemented and amended pursuant to Section 5) together with and subject to any supplementary terms and conditions contained in any Written Communication from you in connection with such Offering, all of which shall constitute a binding agreement between us and you, (ii) confirmation that our representations and warranties set forth in Section 3 are true and correct at that time and
(iii) confirmation that our agreements set forth herein have been and will be performed by us to the extent and at the times required thereby.

                              Very truly yours,
                              _______________________________________
                                   (Name of Firm)

                              By: ___________________________________
                              Address:       ________________________
                                             ________________________
                              Telephone:     ________________________
                              Fax:           ________________________

Confirmed as of the date
first above written.

First Financial United
  Investments, Ltd.


By: _________________________________
Name: _______________________________
Title: ______________________________